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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                    STATE OR
                                                                                                   COUNTRY OF
SUBSIDIARY (1)(2)(3)                                                                              ORGANIZATION
--------------------                                                                          --------------------
EI Freight (H.K.) Limited (5)...............................................................  Hong Kong
EI Freight (Micronesia), Inc................................................................  Saipan
EI Freight (Taiwan) Ltd.....................................................................  Republic of China
EI Freight (U.S.A.), Inc....................................................................  Illinois
EI Freight Forwarding (Thailand) Limited (4)................................................  Thailand
EI Freight Lanka (Pte) Ltd..................................................................  Sri Lanka
EI Freight SDN. BHD.........................................................................  Malaysia
EI Holdings, Ltd. (6).......................................................................  Thailand
EIF SDN. BHD. (7)...........................................................................  Malaysia
Expeditors (Bangladesh), Ltd................................................................  Bangladesh
Expeditors (China) Investment Co. Pte. Ltd. (10)............................................  Singapore
Expeditors (Portugal)Transitarios Internacionais Lda. (11)..................................  Portugal
Expeditors (Singapore) Private Limited......................................................  Singapore
Expeditors Argentina S.A....................................................................  Argentina
Expeditors Canada, Inc......................................................................  Canada
Expeditors Cargo Insurance Brokers, Inc.....................................................  Washington
Expeditors Chile Transportes Internacionales Limitada.......................................  Chile
Expeditors Consulting Services, LLC.........................................................  Washington
Expeditors Finland Oy.......................................................................  Finland
Expeditors Internacionales De Costa Rica, S.A...............................................  Costa Rica
Expeditors International (India) Pvt. Ltd...................................................  India
Expeditors International (Korea) Company, Ltd...............................................  South Korea
Expeditors International (Kuwait) (14)......................................................  Kuwait
Expeditors International (NZ) Ltd...........................................................  New Zealand
Expeditors International (Puerto Rico) Inc..................................................  Puerto Rico
Expeditors International (UK) Limited.......................................................  England
Expeditors International B.V................................................................  Netherlands
Expeditors International CR s.r.o...........................................................  Czech Republic
Expeditors International de Mexico, S.A. de C.V.............................................  Mexico
Expeditors International do Brasil Ltda.....................................................  Brazil
Expeditors International Espana, S.A........................................................  Spain
Expeditors International France, SAS........................................................  France
Expeditors International GmbH...............................................................  Germany
Expeditors International Italia S.r.l.......................................................  Italy
Expeditors International N.V................................................................  Belgium
Expeditors International Ocean, Inc.........................................................  Delaware
Expeditors International Pakistan Pvt. Ltd. (13)............................................  Pakistan
Expeditors International Pty. Limited.......................................................  Australia
Expeditors International SA (Proprietary) Limited...........................................  South Africa
Expeditors International Sverige AB.........................................................  Sweden
Expeditors International....................................................................  Saudi Arabia
Expeditors Overseas Management (Jersey) Limited.............................................  Channel Islands
Expeditors Phillipines, Inc.................................................................  Phillipines
Expeditors Sarah International Co. (8)......................................................  Egypt
Expeditors Seasky Limited...................................................................  Ireland
Expeditors Speditions GmbH (9)..............................................................  Austria
Heik Liquid Limited (12)....................................................................  Hong Kong
P.T. Lancar Utama Tatnusa...................................................................  Indonesia
P.T. Lancarpratma Intercargo................................................................  Indonesia

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(1) For purposes of this list, if the Company owns directly or indirectly a controlling interest in the voting securities of any entity or if the Company has unilateral control over the assets and operations of any entity, such entity is deemed to be a subsidiary. Except as otherwise noted, the Company has 100% controlling interest in subsidiary operations. With respect to certain companies, shares of voting securities in the names of nominees and qualifying shares in the names of directors are included in Company?s ownership percentage.

(2) Except as otherwise noted, each subsidiary does business in its own name and in the name of the Company.

(3) The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary.

(4) Dual ownership; of the 100%, 49% is owned by the Company and 51% is owned by EI Holdings, Ltd.

(5) Second tier subsidiary.

(6) Dual ownership; of the 100%, 56% is owned by the Company and 44% is owned by EI Freight Forwarding (Thailand) Limited.

(7) Dual ownership; of the 100%, 53.33% is owned by the Company and 46.67% is owned by E.I. Freight SDN. BHD.

(8) Company has 75% controlling interest in subsidiary.

(9) Company has 85% controlling interest in subsidiary.

(10) Operates in Beijing as Beijing Kang Jie Kong Cargo Agent Co., Ltd./E.I., in Shanghai as EI Freight (Co.) Ltd. and in Shenzhen as Shenzhen Yige Freight Warehouse Co. Ltd.

(11) Company has 80% controlling interest in subsidiary.

(12) Operates as Expeditors Overseas Management and EOM.

(13) Company has 75% controlling interest in subsidiary.

(14) Company has 61% controlling interest in subsidiary.

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